EX-99.(j)(ii)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of DGI Balanced Fund (the “Fund”), a series of shares of beneficial interest in DGI Investment Trust, and to the use of our report dated May 18, 2021 on the Fund’s financial statement as of May 18, 2021. Such financial statement appears in the Fund’s Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania
May 18, 2021